UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 1, 2006

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-0891589
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

(a) On December 1, 2006, The Mosaic Company (“Mosaic”) completed a refinancing (the “Refinancing”) pursuant to which:

•	Subsidiaries of Mosaic purchased $1,410,991,676 aggregate principal amount of their outstanding senior notes and debentures (the “Existing Notes”) pursuant to tender offers. In connection with the closing of the tender offers, the indentures pursuant to which the Existing Notes were issued were amended to remove substantially all of their restrictive covenants. The total consideration paid for the purchases of the Existing Notes and the consents of holders of the Existing Notes to the amendments of the indentures, including tender premiums and consent payments but excluding accrued and unpaid interest, was $1,521,122,434.

•	Mosaic refinanced a $345 million term loan B facility under its existing senior secured bank credit agreement.

•	Mosaic funded the purchase of the Existing Notes and the refinancing of the existing term loan B facility through the sale of $475 million aggregate principal amount of 7 3/8% Senior Notes due 2014 (the “7 3/8% Senior Notes due 2014”) and $475 million aggregate principal amount of 7 5/8% Senior Notes due 2016 (the “7 5/8% Senior Notes due 2016” and, collectively with the 7 3/8% Senior Notes due 2014, the “New Senior Notes”), and new $400 million term loan A-1 and $612 million term loan B facilities under an amended and restated senior secured bank credit agreement (the “Restated Credit Agreement”). The net proceeds from the sale of the New Senior Notes and the new term loan A-1 and new term loan B under the Restated Credit Agreement (to the extent not used to fund the purchase of the Existing Notes, the refinancing of the existing term loan B facility and the payment of tender premiums, accrued interest and transaction fees and expenses associated with the Refinancing) are available to Mosaic and its subsidiaries (the “Company”) for general corporate purposes. Such general corporate purposes may include the redemption of Mosaic Global Holdings Inc.’s (“Mosaic Global Holdings”) 11.250% Senior Notes due 2011 remaining after the completion of the offer to purchase such notes described in more detail below. The 11.250% Senior Notes due 2011 are currently redeemable by Mosaic Global Holdings at the principal amount thereof plus a premium of 5.625% together with accrued but unpaid interest to the date of redemption.

Offers to purchase Existing Notes

The Existing Notes purchased by subsidiaries of Mosaic pursuant to tender offers consisted of $124,038,000 aggregate principal amount of Mosaic Global Holdings’ 6.875% Debentures due 2007, $370,979,676 aggregate principal amount of its 10.875% Senior Notes due 2008, $374,065,000 aggregate principal amount of its 11.250% Senior Notes due 2011, and $396,090,000 aggregate principal amount of its 10.875% Senior Notes due 2013, and $145,819,000 aggregate principal amount of Phosphate Acquisition Partners L.P.’s 7% Senior Notes due 2008. After giving effect to these purchases, $25,962,000 aggregate principal amount of Mosaic Global Holdings’ 6.875% Debentures due 2007, $23,908,324 aggregate principal amount of its 10.875% Senior Notes due 2008, $29,395,000 aggregate principal amount of its 11.250% Senior Notes due 2011, and $3,525,000 aggregate principal amount of its 10.875% Senior Notes due 2013 and $4,181,000 aggregate principal amount of Phosphate Acquisition Partners L.P.’s 7% Senior Notes due 2008 remain outstanding.

New Senior Notes

The indentures relating to the New Senior Notes contain certain covenants and events of default that, among other things, limit the ability of the Company to:

•	borrow money, issue specified types of preferred stock or guarantee or provide other support for indebtedness of third parties, including guarantees to finance purchases of the Company’s products;

•	pay dividends on, redeem or repurchase their capital stock.

•	make investments in or loans to entities that the Company does not control, including joint ventures;

•	transact business with Cargill, Incorporated (“Cargill”), which owns approximately 65.2% of Mosaic’s outstanding common stock, or Cargill’s other subsidiaries, except under circumstances intended to provide comfort that the transactions are fair to the Company;

•	use assets as security for the payment of the obligations of the Company;

•	sell assets, other than sales of inventory in the ordinary course of business, except in compliance with specified limits and up to specified dollar amounts, unless the Company uses the net proceeds to repay indebtedness or reinvest in replacement assets;

•	merge with or into other companies;

•	enter into sale and leaseback transactions;

•	enter into unrelated businesses; and

•	enter into speculative swaps, derivatives or similar transactions.

Except for the covenants limiting the Company’s ability to use assets as security in other transactions, merge with or into other companies and enter into sale and leaseback transactions and a covenant requiring that subsidiaries that guarantee specified types of other obligations of the Company also guarantee the New Senior Notes, the covenants relating to the types of matters listed above will no longer apply in the event that the New Senior Notes receive an investment grade rating from at least two of Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investor’s Services Inc. (“Moody’s”) and Fitch Inc. (“Fitch”) and certain other conditions are satisfied (the “Fall-Away Event”).

Under the covenant limiting the payment of dividends, as of August 31, 2006, after giving effect to the Refinancing, Mosaic had at least $60 million available for the payment of cash dividends with respect to its common stock.

The indenture relating to the New Senior Notes also contains provisions requiring Mosaic to offer to purchase, at 101% of the principal amount thereof (plus accrued and unpaid interest), all of the outstanding New Senior Notes upon a change of control of Mosaic followed within 90 days by a decline in the rating assigned to the New Senior Notes by S&P, Moody’s or Fitch.

The indenture relating to the New Senior Notes also contains other covenants and events of default that limit various matters or require the Company to take various actions under specified circumstances.

The obligations under the New Senior Notes are guaranteed by substantially all of the Mosaic’s domestic subsidiaries that are involved in operating activities, Mosaic’s subsidiaries that own and operate the Company’s potash mines at Belle Plaine and Colonsay, Saskatchewan, Canada, and intermediate holding companies through which Mosaic owns the guarantors. Subsidiaries that are not guarantors generally are other foreign subsidiaries, insignificant domestic subsidiaries and other domestic subsidiaries that are not directly engaged in operating activities.

Mosaic may, in general and at prices and subject to conditions specified in the indenture relating to the New Senior Notes, redeem:

•	before December 1, 2010, all, but not less than all, of the 7 3/8% Senior Notes due 2014, and before December 1, 2011, all, but not less than all, of the 7 5/8% Senior Notes due 2016;
•	beginning on December 1, 2010, some or all of the 7 3/8% Senior Notes due 2014, and beginning on December 1, 2011, some or all of the 7 5/8% Senior Notes due 2016; or
•	before December 1, 2009, up to 35% of either or both of the series of New Senior Notes with the cash proceeds of public equity offerings.

The offering of the New Senior Notes was made only to qualified institutional buyers in accordance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to non-U.S. persons in reliance on Regulation S under the Securities Act. The New Senior Notes were not registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. Mosaic has entered into registration rights agreements with the initial purchasers of the New Senior Notes pursuant to which Mosaic agreed to use its reasonable best efforts to file with the Securities and Exchange Commission (the “SEC”) and cause to become effective a registration statement relating to an offer to exchange the New Senior Notes for an issue of notes registered under the Securities Act, with terms identical to those of the New Senior Notes, and, following the effective date of such registration statement, to offer to exchange the New Senior Notes for such registered notes. If interpretations of the staff of the SEC do not permit Mosaic to effect the exchange offers, Mosaic has agreed to use reasonable best efforts to cause to become effective a shelf registration with respect to each series of the New Senior Notes. If such an exchange offer is not completed (or, if required, the shelf registration statement is not declared effective) on or before December 1, 2007 with respect to either series of the New Senior Notes, the annual interest rate on such series of New Senior Notes will increase by 0.25% per annum for the first 90-day period immediately following such date and by an additional 0.25% per annum for each subsequent 90-day period, up to an additional rate of 1.00% per annum, until the exchange offer is completed (or, if required, the shelf registration statement is declared effective).

Amended and restated credit facilities

The amended and restated credit facilities are intended to serve as the Company’s primary senior secured bank credit facilities to meet the combined liquidity needs of all of the Company’s business segments. After the Refinancing, the credit facilities under the Restated Credit Agreement consist of a revolving credit facility of up to $450.0 million available for revolving credit loans, swingline loans and letters of credit, a term loan A facility of $46.4 million, a term loan A-1 facility of $400.0 million and a term loan B facility of $612.0 million. As of November 30, 2006, as adjusted for the Refinancing, under the revolving credit facility:

•	the Company had $25.0 million in outstanding borrowings;

•	outstanding letters of credit that utilized a portion of the revolving credit facility totaled $108.6 million; and

•	net available borrowings were approximately $316.4 million.

The borrowers under the revolving credit facility are Mosaic and its wholly-owned subsidiaries, Mosaic Fertilizer, LLC and Mosaic Global Holdings Inc.; the borrower under the term loan A facility is Mosaic Potash Colonsay ULC; and the borrower under the term loan A-1 facility and the term loan B facility is Mosaic.

Borrowings under the revolving credit facility, the term loan A facility and the term loan A-1 facility bear interest at LIBOR plus 1.50%, and borrowings under the term loan B facility bear interest at LIBOR plus 1.75%. Commitment fees accrue at a rate of 0.375% on unused amounts under the revolving credit facility.

The Restated Credit Agreement requires Mosaic to maintain certain financial ratios, including a leverage ratio and an interest coverage ratio. These ratios become more stringent over time pursuant to the terms of the Restated Credit Agreement. There can be no assurance that Mosaic will be able to meet these ratios in the future, particularly as they become more stringent. Mosaic’s access to funds is dependent upon its product prices, input costs and market conditions. During periods in which product prices or volumes, raw material prices or availability, or other conditions reflect the adverse impact of cyclical market trends or other factors, there can be no assurance that Mosaic would be able to comply with applicable financial covenants or meet its liquidity needs. Mosaic cannot assure that its business will generate sufficient cash flow from operations in the future, that its currently anticipated net sales and cash flow will be realized, or that future borrowings will be available when needed or in an amount sufficient to enable Mosaic to repay indebtedness or to fund other liquidity needs.

The Restated Credit Agreement also contains events of default and covenants that, among other things, limit the Company’s ability to:

•	engage in activities that are generally of the types that are listed in the first paragraph under “New Senior Notes” above (however, the Fall-Away Event does not apply to the covenants under the Restated Credit Agreement);

•	fund the Company’s Offshore business segment from its North American operations;

•	make capital expenditures in excess of certain annual amounts; or

•	prepay indebtedness.

In addition, a change of control of Mosaic is a default under the Restated Credit Agreement.

Pursuant to the limitation on the payment of dividends, the payment of dividends on Mosaic’s common stock and repurchases or redemptions of Mosaic’s capital stock beginning February 18, 2005 is generally limited to $20 million plus an amount equal to the sum of (a) 25% of Consolidated Net Income (as defined in the Restated Credit Agreement) for each fiscal year beginning with the fiscal year ended May 31, 2006 and (b) 25% of the net proceeds from equity offerings by Mosaic that comply with the applicable requirements of the Restated Credit Agreement. Additionally, after the payment of any cash dividends on common stock, the sum of additional borrowings available under the Revolving Credit Facility plus permitted investments must be at least $100.0 million. Under the covenant limiting the payment of dividends, as of August 31, 2006, Mosaic had $35.1 million available for the payment of cash dividends with respect to its common stock under this covenant.

In connection with the Refinancing, certain covenants in Mosaic’s existing credit agreement were amended to provide Mosaic with greater financial flexibility. These amendments included adjustments to the required levels of the leverage ratio and the interest coverage ratio effective beginning with Mosaic’s fiscal quarter ended November 30, 2006.

The Restated Credit Agreement also contains other covenants and events of default that limit various matters or require the Company to take various actions under specified circumstances.

The obligations under the Restated Credit Agreement are guaranteed by substantially all of Mosaic’s domestic subsidiaries that are involved in operating activities, Mosaic’s subsidiaries that own and operate the Company’s potash mines at Belle Plaine and Colonsay, Saskatchewan, Canada, and intermediate holding companies through which Mosaic owns the guarantors. Subsidiaries that are not guarantors generally are other foreign subsidiaries, insignificant domestic subsidiaries and other domestic subsidiaries that are not directly engaged in operating activities. The obligations are secured by security interests in mortgages on and/or pledges of (i) the equity interests in the guarantors and in domestic subsidiaries held directly by Mosaic and the guarantors under the Restated Credit Agreement; (ii) 65% of the equity interests in other foreign subsidiaries held directly by Mosaic and such guarantors; (iii) intercompany borrowings by subsidiaries that are held by Mosaic and such guarantors; (iv) the Belle Plaine and Colonsay, Saskatchewan, Canada and Hersey, Michigan potash mines and the Riverview, Florida phosphate plant owned by the Company; and (v) all inventory and receivables of Mosaic and such guarantors.

The maturity date of the revolving credit facility is February 18, 2010, the maturity date of the term loan A facility is February 19, 2010, the maturity date of the term loan A-1 facility is December 1, 2011 and the maturity date of the term loan B facility is December 1, 2013.

Prior to maturity, in general, the applicable borrower is obligated to make quarterly amortization payments of $593,750 with respect to the term loan A facility, $4,750,000 commencing March 31, 2007 with respect to the term loan A-1 facility, and $1,530,000 commencing March 31, 2007 with respect to the term loan B facility. In addition, if Mosaic’s leverage ratio under the Restated Credit Agreement is more than 3.75 to 1.00, borrowings must be repaid from 50% of excess cash flow for each fiscal year.

Most of the material debt instruments of the Company, including the Restated Credit Agreement and the indenture relating to the New Senior Notes, have cross-default provisions. In general, pursuant to these provisions, a failure to pay principal or interest under other indebtedness in excess of a specified threshold amount will result in a cross-default. The threshold under the Restated Credit Agreement and the indenture relating to the New Senior Notes is $30.0 million. Of the Company’s material debt instruments, the indentures relating to Mosaic Global Holdings’ 7.375% debentures due 2018 and 7.300% debentures due 2028 have the lowest specified cross-default threshold amount, $25.0 million.

The descriptions set forth above of the New Senior Notes, the indenture relating thereto, the registration rights agreements and the Restated Credit Agreement are qualified in their entirety by reference to the Indenture, the registration rights agreements and the Restated Credit Agreement filed herewith as exhibits.

Item 3.03 Material Modification to Rights of Security Holders

The material in Item 2.03 of this report is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibits furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: December 6, 2006	By:	/s/ Richard L. Mack
	Name:	Richard L. Mack
	Title:	Senior Vice President, General
Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description
4.ii.a.	Indenture dated as of December 1, 2006 between The Mosaic Company and U.S. Bank National Association relating to the issuance of 7 3/8% Senior Notes due 2014 and 7 5/8% Senior Notes due 2016

4.ii.b.	Registration Rights Agreement dated December 1, 2006 between The Mosaic Company, the guarantors listed in Schedule 1 thereto, and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Scotia Capital (USA) Inc., UBS Securities LLC, ABN AMRO Incorporated, Barclays Capital Inc. and Wells Fargo Securities, LLC relating to the 7 3/8% Senior Notes due 2014

4.ii.c.	Registration Rights Agreement dated December 1, 2006 between The Mosaic Company, the guarantors listed in Schedule 1 thereto, and J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Credit Suisse Securities (USA) LLC, Scotia Capital (USA) Inc., UBS Securities LLC, ABN AMRO Incorporated, Barclays Capital Inc. and Wells Fargo Securities, LLC relating to the 7 5/8% Senior Notes due 2016

4.ii.d.	Amended and Restated Credit Agreement, dated as of February 18, 2005, among The Mosaic Company, Mosaic Fertilizer, LLC, Mosaic Global Holdings Inc. and Mosaic Potash Colonsay ULC, as Borrowers, the Foreign Borrowing Subsidiaries party thereto, the Lenders party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, as amended and restated effective December 1, 2006